UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) September 12, 2011

KOPIN CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19882	04-2833935
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 John Hancock Road, Taunton, MA 02780

(Address of Principal Executive Offices) (Zip Code)

(508) 824-6696

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth in Item 5.02 is hereby incorporated into Item 1.01 by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 12, 2011, the Compensation Committee of the Board of Directors of Kopin Corporation (the “Company”) approved three compensation awards for Dr. John C.C. Fan, Chief Executive Officer of Kopin, which became effective September 12, 2011. The compensation awards are summarized as follows:

Dr. Fan received a grant of 640,000 shares of restricted stock under the Company’s 2010 Equity Incentive Plan (the “Plan”) which will vest at the rate of 33% on December 10, 2012, 33% on December 10, 2013 and 34% on December 10, 2014, subject to the terms of the Plan and the restricted stock award agreement. The vesting will accelerate under certain circumstances, including upon a change of control of the Company.

Dr. Fan received an additional grant of 260,000 shares of restricted stock under the Plan pursuant to a restricted stock award agreement and a grant of 380,000 shares of phantom stock pursuant to a phantom share agreement. The award under the phantom share agreement is payable only in cash if and when the phantom shares vest. The cash value of the phantom stock will be calculated by multiplying 380,000 by the closing price of Kopin’s stock on the vesting date. The 260,000 shares of restricted stock and the 380,000 shares of phantom stock will vest at the end of the first 10 consecutive trading day period following the grant date during which Kopin Corporation’s common stock trades at a price per share equal to or greater than $5.25 prior to September 12, 2016. Vesting of these awards will accelerate upon the following events: Dr. Fan is terminated without cause; his resignation under circumstances constituting an involuntary termination; death or a change in control.

The Compensation Committee has determined that Dr. Fan will not receive any additional restricted stock grants for a three year period except for grants associated with the Company’s annual incentive plan.

The foregoing description of the material terms of the awards does not purport to be a complete description of each of the awards and is qualified in its entirety by reference to the underlying award agreements which are filed as an exhibit to this Form 8-K and the 2010 Equity Incentive Plan which is filed as an exhibit to the Company’s Form 10-K for the fiscal year ended 2010.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Form of Restricted Stock Agreement - 260,000 shares of restricted stock

99.2	Form of Restricted Stock Agreement - 640,000 shares of restricted stock

99.3	Phantom Share Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 16, 2011

KOPIN CORPORATION

By:	/S/ RICHARD A. SNEIDER
Richard A. Sneider

Treasurer and Chief Financial Officer

(Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit	Description

99.1	Form of Restricted Stock Agreement - 260,000 shares of restricted stock

99.2	Form of Restricted Stock Agreement - 640,000 shares of restricted stock

99.3	Phantom Share Agreement